Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT, dated as of June 23, 2010 (this “Amendment”), to the Credit Agreement dated as of March 13, 2009 (as modified by that certain Resignation, Waiver, Consent and Appointment Agreement dated as of March 31, 2009, the Waiver, dated as of September 30, 2009, the First Amendment, dated as of December 30, 2009, and the Second Amendment dated as of March 31, 2010, the “Credit Agreement”) among American Apparel, Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), the Facility Guarantors from time to time party thereto, Wilmington Trust FSB, in its capacity as Administrative Agent and in its capacity as Collateral Agent thereunder, and the Lenders from time to time party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower and the Required Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and subject to the conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the undersigned hereby agree as follows:

I. Defined Terms; Interpretation; Etc. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.

II. Amendments to Credit Agreement.

a. Amendments to Section 1.01 – Definitions.

(i)	The definition of “Interest Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Interest Rate” means a per annum rate equal to 15%; provided, however, that if Total Debt to Consolidated EBITDA as of the last day of any four consecutive Fiscal Quarters is greater than the ratio set forth below opposite the last day of such period (a “Pricing Increase Event”), then “Interest Rate” shall mean a per annum rate equal to 17% (the “Highest Interest Rate”). Any change in the Interest Rate resulting from a Pricing Increase Event shall become effective as of the first Business Day after the date Section 5.01 Financials are delivered to the Administrative Agent indicating the occurrence of such Pricing Increase Event, until the first Business Day after the next date of delivery of the Section 5.01 Financials. Notwithstanding the foregoing, the Highest Interest Rate shall apply (a) at the option of the Required Lenders, (i) as of the first Business Day after the date on which Section 5.01 Financials were required to have been delivered but have not been delivered pursuant to Section 5.01 and shall continue to so apply until the date on which such Section 5.01 Financials are so delivered (and thereafter the

Interest Rate otherwise determined in accordance with this definition shall apply), and (ii) as of the first Business Day after an Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Borrower that the Highest Interest Rate applies, and shall continue to so apply until the date on which such Event of Default shall cease to be continuing (and thereafter the Interest Rate otherwise determined in accordance with this definition shall apply), and (b) as of June 21, 2010 until the first Business Day after the date on which Section 5.01 Financial Statements covering the Fiscal Quarter ended September 30, 2010 are delivered to the Administrative Agent.

FOUR FISCAL QUARTER PERIOD ENDING	TOTAL DEBT TO CONSOLIDATED EBITDA
June 30, 2010	1.90 to 1.00
September 30, 2010	1.65 to 1.00
December 31, 2010	1.60 to 1.00
March 31, 2011	1.55 to 1.00
June 30, 2011	1.45 to 1.00
September 30, 2011	1.35 to 1.00
December 31, 2011 and thereafter	1.25 to 1.00

In the event that the Administrative Agent and the Borrower determine that any Section 5.01 Financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate for any period (an “Applicable Period”) than the Interest Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct Section 5.01 Financials for such Applicable Period, (ii) the Interest Rate shall be determined as if the Highest Interest Rate were applicable for such Applicable Period, and (iii) the Borrower shall within 3 Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Interest Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.05 and Article VII.”

(ii)	The definition of “Total Debt” contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following parenthetical immediately prior to the period at the end thereof.

“(for the avoidance of doubt, it is understood that for purposes of calculating Total Debt, the aggregate principal amount of Indebtedness shall be determined in accordance with GAAP and shall be net of unamortized discount)”.

(iii)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

“Applicable Period” has the meaning assigned to such term in the definition of Interest Rate.

“Highest Interest Rate” has the meaning assigned to such term in the definition of Interest Rate.

“Pricing Increase Event” has the meaning assigned to such term in the definition of Interest Rate.

“Section 5.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 5.01(a) together with the accompanying Compliance Certificate delivered, or required to be delivered, pursuant to Section 5.01(d).

b. Amendment to Section 5.01 – Financial Statements and Other Information. Clause (ii) of Section 5.01(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) setting forth reasonably detailed calculations with respect to (x) the covenants set forth in Sections 6.11 and 6.12 hereof for such period, and (y) Total Debt to Consolidated EBITDA for such period, and”

c. Amendment to Section 6.11 – Financial Covenant. Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.11 Financial Covenant.

Minimum EBITDA. The Borrower will not permit Consolidated EBITDA for any four consecutive Fiscal Quarters ending on any date set forth below to be less than the amount set forth opposite such date:

FOUR FISCAL QUARTER PERIOD ENDING	CONSOLIDATED EBITDA
June 30, 2010	$20,000,000
September 30, 2010	$20,000,000
December 31, 2010	$20,000,000
March 31, 2011	$22,000,000
June 30, 2011	$30,000,000
September 30, 2011	$37,000,000
December 31, 2011	$42,500,000
March 31, 2012	$45,000,000
June 30, 2012	$52,000,000
September 30, 2012	$58,000,000
December 31, 2012	$63,750,000
March 31, 2013	$66,000,000
June 30, 2013	$73,000,000
September 30, 2013 and thereafter	80,000,000”

d. Amendment to Section 9.02 – Waivers; Amendments. Clause (ii) of Section 9.02(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) Reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders adversely affected thereby (it being understood that any change to the definition of Total Debt to Consolidated EBITDA or in the component definitions thereof shall not constitute a reduction in the rate of interest);”.

e. Amendment to Exhibits to the Credit Agreement. Exhibit D to the Credit Agreement is hereby amend and restated in its entirety in the form attached hereto as Exhibit A.

III. Conditions Precedent to the Effectiveness of this Amendment.

(a) This Amendment shall become effective as of, and with effect from, the date (the “Effective Date”) on which the Borrower, the Facility Guarantors and the Required Lenders shall have duly executed and delivered to the Administrative Agent this Amendment.

(b) All corporate and other proceedings required in connection with this Amendment, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment, shall be satisfactory in all respects to the Required Lenders, which satisfaction shall be evidenced by the execution and delivery by the Required Lenders of this Amendment.

(c) Each of the representations and warranties contained in Section IV (Representations and Warranties) of this Amendment shall be true and correct.

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

(e) No litigation shall have been commenced against any Loan Party or any of its Subsidiaries, either on the date hereof or the Effective Date, seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment or the Credit Agreement as amended by this Amendment or any other Loan Document.

IV. Representations and Warranties. On and as of the date hereof and as of the Effective Date, the Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and each Facility Guarantor and constitutes a legal, valid and binding obligation of the Borrower and each Facility Guarantor, enforceable against the Borrower and each Facility Guarantor in accordance with its terms and the Credit Agreement as amended by this Amendment and the other Loan Documents and constitutes the legal, valid and binding obligation of the Borrower and each Facility Guarantor, enforceable against the Borrower and each Facility Guarantor in accordance with its terms;

(b) each of the representations and warranties contained in Article III (Representations and Warranties) of the Credit Agreement, the other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects on and as of the date hereof and the Effective Date (after giving effect to this Amendment), in each case as if made on and as of such date except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment after giving effect to the amendments set forth herein;

(c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(d) no litigation has been commenced against any Loan Party or any of its Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by any Loan Party required or contemplated by this Amendment, the Credit Agreement as amended hereby or any Loan Document.

V. No Other Amendments; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Effective Date, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement as modified hereby. As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Effective Date. This Amendment is a Loan Document.

VI. Consent of Facility Guarantors. Each Facility Guarantor hereby consents to this Amendment and agrees that the terms hereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).

VII. Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lenders for their respective reasonable out-of-pocket expenses incurred in connection with this Amendment (including the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP).

VIII. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IX. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.

X. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

XI. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Facility Guaranty.

XII. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

XIII. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

XIV. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

XV. Submission to Jurisdiction. Each Loan Party agrees that any suit for the enforcement of this Amendment may be brought in the federal or state courts of the State of New York as the Lenders may elect in their sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Amendment hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Amendment against a Loan Party or its properties in the courts of any jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AMERICAN APPAREL, INC., as Borrower

By:	/s/ Adrian Kowalewski
Name:	Adrian Kowalewski
Title:	Chief Financial Officer

[Signature Page to Third Amendment]

AMERICAN APPAREL (USA), LLC, as Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Sole Manager

[Signature Page to Third Amendment]

FRESH AIR FREIGHT, INC., as Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Sole Manager

[Signature Page to Third Amendment]

AMERICAN APPAREL, LLC, as Facility Guarantor

By: American Apparel (USA), LLC, it Sole Member

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Sole Manager

[Signature Page to Third Amendment]

KCL KNITTING, LLC, as Facility Guarantor

By: American Apparel (USA), LLC, it Sole Member

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	Sole Manager

[Signature Page to Third Amendment]

AMERICAN APPAREL RETAIL, INC., as Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	President

[Signature Page to Third Amendment]

AMERICAN APPAREL DYEING & FINISHING, INC., as Facility Guarantor

By:	/s/ Dov Charney
Name:	Dov Charney
Title:	President

[Signature Page to Third Amendment]

WILMINGTON TRUST FSB, as Administrative Agent and Collateral Agent

By:	/s/ Joseph P O’Donnell
Name:	Joseph P O’Donnell
Title:	Vice President

[Signature Page to Third Amendment]

LION CAPITAL (AMERICAS) INC., as Lender

By:	/s/ Jacob Capps
Name:	Jacob Capps
Title:	President

[Signature Page to Third Amendment]

LION/HOLLYWOOD L.L.C., as Lender

By:	/s/ Jacob Capps
Name:	Jacob Capps
Title:	President

[Signature Page to Third Amendment]

EXHIBIT A

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:	Wilmington Trust FSB

166 Mercer Street, Suite 2R

New York, New York 10012

Attention: Boris Treyger

Telephone: (212) 941-4416

Facsimile: (212) 343-1079

btreyger@wilmingtontrust.com

Re: Credit Agreement, dated as of March 13, 2009 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”) among American Apparel, Inc. (the “Borrower”), the Facility Guarantors, the Lenders from time to time party thereto, and Lion Capital LLP, in its capacities as Administrative Agent and Collateral Agent thereunder. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Borrower, hereby certifies on behalf of the Loan Parties as of the date hereof the following:

1.	No Defaults or Events of Default.

(a)	Since (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred.

(b)	If a Default or Event of Default has occurred since (the date of the last similar certification), the Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

[2.

Financial Calculations. Attached hereto as Appendix II are reasonably detailed calculations with respect to (a) Consolidated EBITDA, [and] (b) Total Debt to Consolidated EBITDA[ and (c) the amount of Capital Expenditures incurred][1].] [2]

3.	No Material Accounting Changes, Etc.

(a)	The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending were prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a Consolidated basis, as of the end of the period(s) covered, subject to (i) with respect to unaudited financial statements, normal year end audit adjustments and the absence of footnotes and (ii) any changes as disclosed on Appendix III hereto.

[1]	Only required for Fiscal Year-end certification.
[2]	Only required for Fiscal Quarter and Fiscal Year-end certification.

(b)	Except as set forth in Appendix III, there has been no change in GAAP which has been applied in the Borrower’s most recent audited financial statements since (the date of the Borrower’s most recent audited financial statements), and if such a change has occurred, the effect of such change on the financial statements is detailed in Appendix III.

IN WITNESS WHEREOF, the Borrower, on behalf of itself and each of the other Loan Parties, has duly executed this Compliance Certificate as of                     , 20    .

BORROWER:

AMERICAN APPAREL, INC.

By:
Name:
Title:

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

APPENDIX II

A.	Consolidated EBITDA

1.	Consolidated EBITDA for such period:

	(a)	Consolidated Net Income for such period:

Plus, without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income for such period, as determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP

	(b)	Depreciation and amortization expense for such period:

	(c)	Provisions for Taxes during such period:

	(d)	Consolidated Interest Expense and non-cash or deferred interest financing costs for such period:

	(e)	Compensation expense incurred during such period with respect to the issuance of up to 2,710,000 shares of common stock pursuant to Section 5.31 of the Merger Agreement:

	(f)	Non-cash compensation expense incurred during such period including any such expenses related to the issuance of Capital Stock in connection therewith:

	(g)	Costs and expenses incurred during such period in connection with entering into the Loan Documents and any amendments required under the First Lien Loan Documents relating thereto [3]:

	(h)	Expenses or charges incurred during such period in connection with any issuance of Indebtedness or any amendment of any instrument governing any Indebtedness[4]:

	(i)	Unusual or nonrecurring non-cash expenses or charges for such period (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, non-cash losses on sales of assets outside the ordinary course of business):

[3]	Amount may not exceed $6,000,000 in the aggregate during the term of the Credit Agreement.
[4]	Amount may not exceed $500,000 in any Fiscal Quarter.

(j)	Non-cash charges for such period relating to the accretion of debt discount and amortization of warrants and changes in derivative liabilities:

(k)	Other non-cash charges during such period[5]:

(l)	Losses or charges for such period associated with the writedowns or impairment of assets or intangibles (including writedowns of goodwill or other assets pursuant to FASB 142 and 144, writedowns relating to discontinued operations pursuant to FASB 144 and charges pursuant to FASB 141):

(m)	Consolidated EBITDA (if negative) attributable to any property that is the subject of a Material Disposition during such period:

(n)	Amounts paid or owing during such period to consultants pursuant to engagement letters approved in writing by the Initial Lender:

Minus, without duplication and to the extent included in arriving at such Consolidated Net Income for such period

(o)	Interest income for such period:

(p)	Unusual or nonrecurring non-cash gains increasing Consolidated Net Income for such period (including whether or not includable as a separate item in the Statement of Consolidated Net Income for such period, non-cash gain on sales of assets outside the ordinary course of business):

(q)	Income tax credits for such period to the extent not netted from provisions for Taxes:

(r)	Any other non-cash gains increasing Consolidated Net Income during such period[6]:

(s)	Any cash payment made during such period in respect of items in Lines (i), (j) or (k) subsequent to the Fiscal Quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income for such period:

[5]	Amount may not exceed $500,000 in any Fiscal Quarter.
[6]	Amount may not exceed $500,000 in any Fiscal Quarter.

2.	Consolidated EBITDA for the prior three quarters:

3.	Consolidated EBITDA for the prior four Fiscal Quarters [The sum of (a) through (n), minus the sum of (o) through (s), plus Line A2]:

Covenant: The Borrower will not permit amount of Consolidated EBITDA as of the last day of any four consecutive Fiscal Quarters to be less than the amount set forth opposite the last day of such period in Section 6.11.

In compliance:	Yes	No

B.	Total Debt to Consolidated EBITDA

1.	Total Debt outstanding on the last day of such period:

2.	Consolidated EBITDA for the prior four Fiscal Quarters [Line A3]:

3.	Total Debt to Consolidated EBITDA [Line B1 divided by Line B2]:	:1.00

4.	Maximum Total Debt to Consolidated EBITDA permitted without causing a Pricing Increase Event:[7]	:1.00

Has a Pricing Increase Event Occurred?:	Yes	No

C.	Capital Expenditures

1.	Additions to property, plant, and equipment and other capital expenditures of the Loan Parties and their Subsidiaries that are (or would be) set forth in the Consolidated balance sheet of the Loan Parties and their Subsidiaries for such period prepared in accordance with GAAP:

Plus

2.	Capital Lease Obligations incurred by the Loan Parties and their Subsidiaries during such period, calculated, without duplication,

[7]	See definition of “Interest Rate” in the Credit Agreement.

for any items included in Line 1:

Minus, to the extent included in Lines 1 or 2

(a)	Expenditures made during such period in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or condemnation awards paid on account of any casualty or condemnation event:

(b)	Any expenditures during such period that constitute Permitted Acquisitions:

Covenant: The Loan Parties shall not make or incur, nor permit a Subsidiary to make or incur, Capital Expenditures, except Capital Expenditures not exceeding in the aggregate for the Borrower and its Subsidiaries during each Fiscal Year set forth in Section 6.12, the amount set forth opposite such Fiscal Year in Section 6.12 (which in the case of the Fiscal Year ending December 31, 2009 shall include all Capital Expenditures incurred during such entire Fiscal Year and not just since the Closing Date).

In compliance:	Yes	No

APPENDIX III

Except as set forth below, no change in GAAP which has been applied in the Borrower’s most recent audited financial statements has occurred since                      (the date of the Borrower’s most recent audited financial statements). [If any such change has occurred, the following describes the nature of the change in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].